UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the preparation of its financial statements for the second quarter of 2012, Kforce Inc. determined that the carrying value of its Government Solutions (“GS”) reporting unit was likely impaired and that it expects to record a goodwill impairment charge. This charge is currently estimated to be in the range of $60 million to $70 million on a pre-tax basis. The impairment charge that will be recorded in the second quarter of 2012 is an estimate and is subject to change once the second step of the impairment test is completed.

On July 23, 2012, Kforce issued a press release in which it announced this expected charge. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Also on July 23, 2012, Kforce terminated a corporate stock repurchase plan (the “Plan”) which, as it disclosed in a Current Report on Form 8-K that it filed with the Securities and Exchange Commission on June 29, 2012, it had entered into to repurchase outstanding common stock under a share repurchase program authorized by the Firm’s Board of Directors. The Plan, which was in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, was to have been effective through August 2, 2012 and is subject to certain price, market, volume and timing constraints specified in the Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release of Kforce Inc. dated July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

July 23, 2012	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

July 23, 2012	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer
(Principal Accounting Officer)